ConAgra Foods
Q3 FY05 Question & Answer
March 24, 2005


Note: The company considers the amounts in today's press release preliminary for reasons described on page one of the release.


1. What were some examples of major brands in the Retail Products segment posting sales growth for the quarter?

         ACT II
         Banquet
         Blue Bonnet
         Chef Boyardee
         Cook's
         Eckrich
         Egg Beaters
         Hunt's
         Kid Cuisine
         Manwich
         Marie Callender's
         Orville Redenbacher's
         PAM
         Parkay
         Snack Pack
         Van Camp's


2. What were some examples of major brands in the Retail Products segment posting sales declines for the quarter?

         Armour
         Butterball
         DAVID
         Healthy Choice
         Hebrew National
         LaChoy
         Peter Pan
         Reddi-wip
         Slim Jim
         Swiss Miss
         Wesson


3. What were unit volume changes for the quarter in the Retail Products and Foodservice Products segments?

         Retail Products volume declined 3%, largely reflecting lower order fill rates during manufacturing changes. Foodservice Products volume increased 4%.


4. Were the operations containing the Retail Products packaged meats brands profitable this quarter?

         Yes, they were slightly profitable. The operating profits for those operations were more than $45 million below those of the comparable period a year ago.


5. Does the company expect the performance of the packaged meats business to improve substantially in the fourth quarter?

         The company expects the packaged meats operations to show some improvement in the fourth quarter due to pricing actions and other margin-enhancing initiatives under way, but does not expect fourth quarter results for the packaged meats operations to show year-over-year profit gains.


6. Does the company expect the manufacturing challenges discussed in today's release to negatively impact the fourth quarter?

         The issues improved significantly as the third quarter progressed, and are not expected to impact the fourth quarter to the extent they did in the third quarter. However, the company does expect some small impact from the manufacturing issues in the fourth quarter.


7. The company's EPS performance, adjusted for items impacting comparability, appeared slightly better than expected. What was the main reason for this?

         The performance of the Food Ingredients segment was stronger than expected.


8. How much was total Depreciation and Amortization (all types) for the quarter?

         $91 million (vs. $88 million in Q3 2004)


9.   How much were Capital Expenditures for the quarter?

         $97 million (vs. $89 million in Q3 2004), reflecting increased investment to update strategic information systems for the future.


10.  What was the Net Interest Expense for the quarter?

         $68 million

11.  What was Corporate Expense for the quarter?

         $136 million (vs. $79 million in Q3 2004)

         Current quarter amounts include a $22 million charge for retiring $600 million of senior debt, as well as a $22 million addition to legal reserves in connection with previously disclosed SEC matters.


12.  How much did the company pay in dividends during the quarter?

         $140 million


13. What was the weighted average number of diluted shares outstanding for the quarter?

         520 million shares


14.  What  was  the  preliminary  effective  tax  rate  for  the  third  quarter
     (rounded)?

         49%. This reflects the fact that most of the asset impairment charges reported within the Equity Method Investment Loss, as well as most of the increase to legal reserves in connection with previously reported SEC matters, are not deductible for taxes purposes.


15. What were the gross margins and operating margins this quarter ($ amounts in millions, rounded)?

         Gross Margin = Gross Profit* divided by Net Sales
         Gross Margin = $766/$3,570 = 21.5%

         Operating Margin = Segment Operating Profit** divided by Net Sales Operating Margin = $396/$3,570 = 11.1%

         * Gross Profit = Net Sales minus Costs of Goods Sold
           ($3,570 -$2,804 = $766)

         **See third-quarter segment operating results for a reconciliation of operating profit to income from continuing operations. Income from continuing operations before income taxes and cumulative effect of changes in accounting divided by Net Sales = $314/$3,570 = 8.8%.


16.  What are projected Capital Expenditures for fiscal 2005?

         Approximately $450-$475 million, reflecting increased investment to update strategic information systems for the future.


17.  What is the expected Net Interest Expense for fiscal 2005?

         Approximately $300 million


18. What major items impacting comparability are included in the preliminary diluted EPS of $0.31 for the third quarter?

         $0.22 per share of income from a gain on sale of securities
         $0.13 per share of expense related to a revised estimate of values for joint venture assets
         $0.04 per share of litigation expense
         $0.04 per share of expense related to impairment charges and fire damage and classified in Foodservice Products segment
         $0.03 per share of expense related to early retirement of debt
         $0.02 per share of benefit related to favorable legal settlements
         $0.02 per share of expense related to impairment charges and classified in Food Ingredients segment
         $0.01 per share of expense related to impairment charges and classified in Retail Products segment


19. When will restated historical financial results, comparative financial information, fiscal 2005 year-to-date earnings, the fiscal 2005 third-quarter balance sheet, and the fiscal 2005 third-quarter cash flow statement be available?

         The restated financial statements will be filed as soon as possible.


20.  In which quarter of fiscal 2004 did the company have a 14-week quarter?

         The fourth quarter of fiscal 2004 was a 14-week quarter.



Note on Forward-Looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company's actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.